Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vireo Growth Inc. of our report dated March 4, 2025, relating to the consolidated financial statements, appearing in the Annual Report on Form 10-K of Vireo Growth Inc. for the year ended December 31, 2024.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants
August 18, 2025